EXHIBIT 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131

EMBARCADERO TECHNOLOGIES ANNOUNCES SECOND QUARTER 2005 RESULTS

San Francisco, California – July 28, 2005 - Embarcadero Technologies, Inc. (Nasdaq: EMBT), a provider of data lifecycle management solutions, today announced results for its second quarter ended June 30, 2005.

Total revenues for the second quarter of 2005 were $14 million, a four percent increase as compared to the prior year’s second quarter results of $13.5 million. Net income and diluted net income per share under Generally Accepted Accounting Principles (GAAP), including a $573,000 net litigation settlement charge, were $803,000 and $0.03, respectively, for the second quarter of 2005, as compared to GAAP net loss and diluted net loss per share of $1.2 million and $0.05, respectively, including a $4 million restructuring charge, for the second quarter ended June 30, 2004.

Non-GAAP net income and diluted net income per share were $1.5 million and $0.05, respectively, for the second quarter of 2005, as compared to prior year’s second quarter of non-GAAP net income and diluted net income per share of $1.5 million and $0.05, respectively. Non-GAAP measurements are tax adjusted and exclude amortization of non-cash stock-based compensation, amortization of acquired technology, a net litigation settlement charge of $573,000 in the second quarter of 2005 and $4 million restructuring charges in the second quarter of 2004. A detailed reconciliation of GAAP to non-GAAP net income is provided in the attached financial statements and under the investor relations section of our website.

“The company achieved significant progress during the quarter,” said Stephen Wong, chairman and chief executive officer of Embarcadero Technologies. “We were able to drive higher revenues, reduce operating expenses from the prior quarter, and post solid profitability and operating cash flow in the quarter. Recent changes have led to better execution, which should help the Company to deliver improved performance through the second half of the year.”

Cash flows from operations were $2.0 million for the three months ended June 30, 2005. Cash, cash equivalents, and short-term investments were $63 million at the quarter ended June 30, 2005. The Company purchased $2 million of its common stock in the quarter under its stock repurchase program at an average price of $5.79 per share. Total deferred revenues increased to $15.9 million at June 30, 2005, as compared to $14.7 million at December 31, 2004.

Embarcadero Announces Second Quarter 2005 Financial Results	2 of 5

Non-GAAP Financial Measurements

The non-GAAP measurements of net income and net income per share exclude the amortization of non-cash stock-based compensation, amortization of acquired technology, litigation settlement charges of $573,000 in the second quarter of 2005 and $4 million restructuring charges in the second quarter of 2004. The non-GAAP results assume a 35% tax provision rate. Embarcadero has previously provided these non-GAAP measurements in press releases reporting operating and net income and earnings per share because we believe these measurements provide a consistent basis for the comparison of data between quarters and are not influenced by changes in certain non-cash or non-recurring charges and are therefore useful to investors. The non-GAAP measurements should not be considered as an alternative to GAAP, and as such, they may not be comparable to information provided by other companies.

Conference Call Information

Embarcadero will discuss its second quarter 2005 results, as well as provide business outlook for the third quarter of 2005, on a conference call and simultaneous Web-cast to be held today, July 28, 2005, at 2:00 PM Pacific Time. Those interested in participating may call (719) 457-2654. The Web-cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) is a provider of data lifecycle management solutions that help leading companies build, optimize, test, and manage their critical data, database, and application infrastructure. Nearly 11,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies products to manage the explosive growth in data and ensure optimal performance of their complex, multi-platform applications and systems. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit http://www.embarcadero.com.

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K/A. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

Embarcadero Announces Second Quarter 2005 Financial Results	3 of 5

Embarcadero Technologies, Inc.

GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended June 30		Six months ended June 30
	2005	2004 As restated	2005	2004 As restated
Revenues:
License	$6,478	$6,260	$12,601	$13,467
Maintenance	7,498	7,227	14,554	14,264

Total revenues	13,976	13,487	27,155	27,731

Cost of revenues:
License	216	213	464	422
Amortization of acquired technology	192	556	564	1,111
Maintenance	504	620	1,062	1,242

Total cost of revenues	912	1,389	2,090	2,775

Gross profit	13,064	12,098	25,065	24,956

Operating expenses:
Research and development	3,840	3,906	7,782	7,680
Sales and marketing	5,513	5,096	11,261	10,207
General and administrative	2,221	1,543	4,874	2,756
Restructuring and impairment charges	—	4,068	—	4,068
Litigation settlement charge, net	573	—	573	—

Total operating expenses	12,147	14,613	24,490	24,711

Income (loss) from operations	917	(2,515)	575	245
Other income, net	294	143	572	355

Income (loss) before benefit from (provision for) income taxes	1,211	(2,372)	1,147	600
Benefit from (provision for) income taxes	(408)	1,132	(385)	208

Net income (loss)	$803	$(1,240)	$762	$808

Net income (loss) per share:
Basic	$0.03	$(0.05)	$0.03	$0.03

Diluted	$0.03	$(0.05)	$0.03	$0.03

Shares used in per share calculation:
Basic	26,200	27,394	26,091	27,260

Diluted	27,482	27,394	27,509	28,251

Embarcadero Announces Second Quarter 2005 Financial Results	4 of 5

The following table summarizes the non-GAAP measures discussed in this press release and provides a reconciliation between GAAP and non-GAAP measures (in thousands) (unaudited):

	Three months ended June 30		Six months ended June 30
	2005	2004 As restated	2005	2004 As restated
GAAP net income (loss)	$803	$(1,240)	$762	$808
Amortization of acquired technology	192	556	564	1,111
Non-cash stock-based compensation	323	409	1,000	704
Restructuring and impairment charges	—	4,068	—	4,068
Litigation settlement charge, net	573	—	573	—
Non-GAAP tax adjustments	(391)	(2,257)	(754)	(2,849)

Non-GAAP net income	$1,500	$1,536	$2,145	$3,842

Net income per share:
Basic	$0.06	$0.06	$0.08	$0.14

Diluted	$0.05	$0.05	$0.08	$0.14

Shares used in per share calculation:
Basic	26,200	27,394	26,091	27,260

Diluted	27,482	29,141	27,509	28,251

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Embarcadero Technologies, Inc.

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	June 30, 2005 (unaudited)	December 31, 2004 (1)
ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$63,077	$59,907
Trade accounts receivable, net	6,788	8,339
Prepaid expenses and other current assets	1,999	1,634
Deferred income taxes	732	732

Total current assets	72,596	70,612

Property and equipment, net	2,271	2,922
Goodwill	10,739	10,950
Deferred income taxes	3,967	3,967
Other assets, net	735	1,672

Total assets	$90,308	$90,123

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$481	$1,004
Accrued liabilities	5,427	5,167
Capital lease obligation	166	171
Deferred revenue	15,708	14,503

Total current liabilities	21,782	20,845
Long-term deferred revenue	197	199
Long-term capital lease obligation	165	238
Long-term restructuring and impairment accrual	1,407	1,747

Total liabilities	23,551	23,029

Stockholders’ Equity	66,757	67,094

Total liabilities and stockholders’ equity	$90,308	$90,123

(1)	The balance sheet as of December 31, 2004 has been derived from the audited consolidated financial statements at that date.